EXHIBIT 5.1




                          May 21, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Coca-Cola Company -- Registration Statement on
     Form S-8 relating to 3,000,000 shares of Common Stock

Ladies and Gentlemen:

     I am General Counsel of The Coca-Cola Company, a
Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration
Statement") filed with the Securities and Exchange
Commission under the Securities Act of 1933 relating to the registration of 3,000,000 shares of the Company's
Common Stock, par value $.25 per share (the "Shares"), issuable by the Company pursuant to The Stock Purchase
Loan Plan for Foreign Affiliates of The Coca-Cola Company
(the "Plan").

     In connection with this opinion, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Delaware and the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This

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Securities and Exchange Commission
May 21, 1997
Page 2


opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon and subject to the foregoing, I am of the opinion that:

          (i)  the Shares are duly authorized; and

          (ii) upon the issuance of the Shares against payment therefor as provided in the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

                                   Very truly yours,

                                   /s/ Joseph R. Gladden, Jr.